Exhibit 99.1

INFORMATION
Furniture Brands International, Inc.
1 North Brentwood Blvd.
FOR IMMEDIATE RELEASE	St. Louis, Missouri 63105

For Further Information Call
John Hastings
314-863-1100
FURNITURE BRANDS INTERNATIONAL
CONTRIBUTES STOCK TO PENSION PLAN
St. Louis, Missouri, Sept. 2, 2010 — Furniture Brands International (NYSE: FBN) announced today the company has made a contribution of approximately 4.1 million shares of its common stock to the company’s pension plan (“the plan”). The shares were contributed in a private placement transaction and in consideration for the reduction in future funding obligations to the plan. Furniture Brands will file a registration statement for the shares contributed to the plan and Evercore Trust Company, N.A., an independent fiduciary, will be solely responsible for all investment decisions with respect to the shares. Following the contribution, the company has approximately 55 million shares of common stock issued and outstanding and approximately 6.4 million shares are held in the pension plan.
During the first six months of 2010, the company had contributed a total of $22.2 million in stock and cash to the plan. At June 30, 2010, the company estimated that it would be required to contribute approximately $45 million to the plan by September 15, 2011 to maintain compliance with targeted federal pension funding requirements, subject to certain factors and market conditions. Based on the closing FBN stock price on September 1, and subject to the registration of the shares, the September 2010 contribution reduces the estimated contribution requirement by approximately $20 million.
The September 2010 stock contribution is eligible for favorable tax treatment, and the company estimates a portion of the contribution will generate a cash tax refund of approximately $2 million during 2010.
“Furniture Brands is committed to addressing its pension status while maintaining the liquidity needed to manage the business in a challenging economic environment,” said Senior Vice President and Chief Financial Officer Steven G. Rolls.
About Furniture Brands
Furniture Brands International (NYSE: FBN) is one of the world’s leading designers, manufacturers, sourcers, and retailers of home furnishings. It markets through a wide range of retail channels, from mass merchant stores to single-brand and independent dealers to specialized interior designers. Furniture Brands serves its customers through some of the best known and most respected brands in the furniture industry, including Broyhill, Lane, Thomasville, Drexel Heritage, Henredon, Pearson, Hickory Chair, Laneventure, and Maitland-Smith.

Cautionary Statement Regarding Forward-Looking Statements
Matters discussed in this document and in our public disclosures, whether written or oral, relating to future events or our future performance, including any discussion, express or implied, of our anticipated growth, operating results, future earnings per share, or plans and objectives, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are often identified by the words “will,” “believe,” “positioned,” “estimate,” “project,” “target,” “continue,” “intend,” “expect,” “future,” “anticipates,” and similar expressions that are not statements of historical fact. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Our actual results and timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those set forth under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2009, and in our other subsequent public filings with the Securities and Exchange Commission. Such factors include, but are not limited to: risks associated with the execution of our strategic plan; changes in economic conditions; loss of market share due to competition; failure to forecast demand or anticipate or respond to changes in consumer tastes and fashion trends; failure to achieve projected mix of product sales; business failures of large customers; distribution realignments; manufacturing realignments and cost savings programs; increased reliance on offshore (import) sourcing of various products; fluctuations in the cost, availability and quality of raw materials; product liability uncertainty; environmental regulations; future acquisitions; impairment of intangible assets; anti-takeover provisions which could result in a decreased valuation of our common stock; loss of funding sources; and our ability to open and operate new retail stores successfully. It is routine for internal projections and expectations to change as the year or each quarter in the year progresses, and therefore it should be clearly understood that all forward-looking statements and the internal projections and beliefs upon which we base our expectations included in this report or other periodic reports are made only as of the date made and may change. While we may elect to update forward-looking statements at some point in the future, we do not undertake any obligation to update any forward-looking statements whether as a result of new information, future events or otherwise.

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